UNITED STATES

SECURITIES & EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FAR EAST ENERGY CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was issued by Far East Energy Corporation:

FAR EAST ENERGY CORPORATION SAYS ISS REPORT RECOMMENDS NOT

GIVING SOFAER GROUP CONTROL OF COMPANY

New ISS Report Bestows First Corporate Governance Quotient Rating Of 93.9%

Houston, Texas Dec. 5, 2006 – Far East Energy Corporation (OTC Bulletin Board: FEEC) said today that a report from Institutional Shareholder Services (ISS), a leading proxy advisory service, recommends that stockholders withhold votes for two of the dissident nominees for the Annual Meeting of Stockholders scheduled for December 15, 2006.

“We are pleased that ISS today has determined that stockholders should withhold votes for two of the dissident nominees,” said Michael R. McElwrath, President and Chief Executive Officer. “While we are disappointed that ISS did not recommend for our Board of Director nominees, nevertheless, by urging stockholders to withhold votes on two of the four dissident nominees, they have sent a clear message that the Sofaer Group should not be allowed to gain control of the Company.

We are also extremely gratified to have been granted our first Corporate Governance Quotient rating (CGQ) by ISS, which is widely regarded as the leading indicator of good corporate governance. We are pleased to report that we outperformed 93.9% of the companies in ISS’ CGQ ratings composite.”

ISS provides proxy advisory services to institutional investors, mutual funds, and other fiduciaries worldwide. According to the ISS report, ISS calculate governance ratings for more than 8,000 companies worldwide based on 63 corporate governance variables.

Far East Energy Corporation stockholders should sign, date and return the WHITE proxy card FOR Far East Energy Corporation’s nominees at the upcoming Annual Meeting of Stockholders on December 15, 2006. If you have any questions, or would like assistance in voting your shares, please contact the company that is helping us with this most important election, Innisfree M&A Incorporated, at 1.877.456.3442 or for international calls + 412.232.3651.

Far East Energy Corporation encourages all stockholders to visit their Web site www.votefareastenergy.com to learn more about Far East Energy Corporation’s nominees and their plan to build stockholder value.

About Far East Energy

Based in Houston, Texas, with offices in Beijing, Kunming, and Taiyuan City, China, Far East Energy Corporation is focused on the acquisition of, and exploration for, coalbed methane in China through its agreements with ConocoPhillips and China United Coalbed Methane Corp. Ltd. (CUCBM).

Statements contained in this press release that state the intentions, hopes, beliefs, anticipations, expectations or predictions of the future of Far East Energy Corporation and its management are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. It is important to note that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: the preliminary nature of well data, including permeability and gas content, and commercial viability of the wells; risk and uncertainties associated with exploration, development and production of oil and gas; drilling and production risks; our lack of operating history; limited and potentially inadequate cash resources; expropriation and other risks associated with foreign operations; anticipated pipeline construction and transportation of gas; matters affecting the oil and gas industry generally; lack of availability of oil and gas field goods and services; environmental risks; changes in laws or regulations affecting our operations, as well as other risks described in our Annual Report on Form 10-K, Quarterly Reports filed on Form 10-Q, and subsequent filings with the Securities and Exchange Commission.

Contact:	Bill Conboy/Vice President
CTA Integrated Communications
Bill@ctaintegrated.com
(303) 665-4200